As filed with the Securities and Exchange Commission on October 27, 2005

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 27, 2005

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23006	94-2683643
(Commission File Number)	(I.R.S. Employer Identification No.)

3120 Scott Boulevard, Santa Clara, CA	95054
(Address of Principal Executive Offices)	(Zip Code)

408/986-4300

(Registrant’s Telephone Number, Including Area Code)

With a copy to:

Bruce Alan Mann, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 27, 2005, DSP Group, Inc. (the “Company”) announced its financial results for the quarter ended September 30, 2005. A copy of the press release, dated October 27, 2005, is attached and filed herewith as Exhibit 99.1, and is incorporated herein by reference. This information, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

In addition to the disclosure of financial results for the third quarter of 2004 and 2005 in accordance with generally accepted accounting principles in the United States (“GAAP”), the press release also disclosed pro forma net income and diluted earnings per share (EPS) figures for the third quarter of 2004, which are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The pro forma net income and diluted EPS figures disclosed in the press release for the third quarter of 2004 excluded the capital gains of $15,460,000 resulting from the sale of 1,650,000 shares of AudioCodes Ltd. and related taxes of $4,865,000.

The Company believes that this pro forma presentation of net income and diluted EPS for the third quarter of 2004 is useful to investors in analyzing the results for the third quarter of 2005 in accordance with U.S. GAAP because the pro forma presentation for the third quarter of 2004 excluded items that management does not consider meaningful for purposes of analyzing the Company’s core operating results and making budget-planning decisions. In addition, the Company has historically reported similar pro forma financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in the Company’s financial reporting.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

c. Exhibits

Exhibit No.	Description

99.1	Press Release of DSP Group, Inc., dated October 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: October 27, 2005	By:	/s/ Moshe Zelnik
Moshe Zelnik Vice President, Finance, Chief Financial Officer and Secretary

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